Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Weiqiu Li and Kinwai Cheung, the Chief Executive Officer and Chief Financial Officer, respectively, of HOME SYSTEM GROUP (the "Company"), DO HEREBY CERTIFY that:

1.     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.     Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 7th day of April, 2008.

/s/ Weiqiu Li
Weiqiu Li
Chief Executive Officer
(Principal Executive Officer)

/s/ Kinwai Cheung
Kinwai Cheung
Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Home System Group and will be retained by Home System Group and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.